UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 10, 2016

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            Not applicable.

(e)            On February 10, 2016, the Compensation Committee of the Board of Directors approved the Home Federal Bank (the "Bank") 2016 Loan Officer Incentive Plan for the benefit of the Bank's eligible commercial loan officers (the "Loan Officer Incentive Plan"). The terms of the Loan Officer Incentive Plan are reviewed annually and were amended on February 10, 2016 to change the administration period to a fiscal year basis, to provide for three participation levels, two based on the size of the commercial loan officer's book of business and one for the Commercial Sales Manager and to specify the five performance measures used to calculate the book of business performance.

The Loan Officer Incentive Plan is an annual incentive compensation plan intended to reward participating commercial loan officers with variable cash awards that are contingent upon the net interest income produced from the loan officer's identified loan portfolio, and in the case of the Commercial Sales Manager, all loans originated by commercial loan officers, and net income from new loans originated during the performance period plus commercial deposit fee income, multiplied by a portfolio rating based on the performance measures.  Mr. K. Matthew Sawrie is our only named executive officer who participates in the plan as Commercial Sales Manager.  Participants in the Loan Officer Incentive Plan are selected by the President and Chief Executive Officer at the beginning of each fiscal year and recommended for approval by the Compensation Committee of the Board of Directors which administers the plan.

During fiscal 2016, Level I and Level II participants in the Loan Officer Incentive Plan will receive a cash incentive award equal to 2.0% and 3.0%, respectively, of the net interest income from loans originated by the particular loan officer prior to the beginning of the fiscal year and a cash incentive award equal to 15.0% and 10.0%, respectively, of the net income from the loan officer's loan originations during the performance period plus year to date commercial deposit fee income, in each case multiplied by a portfolio rating based on the five performance measures.  The Commercial Sales Manager will receive a cash incentive award equal to 1.0% of the net interest income from loans originated by all the commercial loan officers prior to the beginning of the fiscal year and a cash incentive award equal to 5.0% of the net income from all of the loans originated by the commercial loan officers during the performance period plus year to date commercial deposit fee income, in each case multiplied by a portfolio rating based on the five performance measures.

The foregoing description is qualified in its entirety by reference to the Loan Officer Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference thereto.

(f)            Not applicable.

Item 9.01            Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
            (d)            Exhibits

The following exhibits are included herewith.

Exhibit No.	Description
10.1	Home Federal Bank 2016 Loan Officer Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date:	February 11, 2016	By:
/s/James R. Barlow__________________________
James R. Barlow
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Home Federal Bank 2016 Loan Officer Incentive Plan